Exhibit 99.4
Joint Filing Agreement
     In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned does hereby consent and agree to the joint filing on behalf of each of them of a Statement on Schedule 13D/A and all amendments thereto with respect to the units representing limited partner interests in Duncan Energy Partners L.P. beneficially owned by each of them, and to the inclusion of this Joint Filing Agreement as an exhibit thereto.

Dated: February 29, 2008	/s/ Dan L. Duncan
Dan L. Duncan

Dated: February 29, 2008	DAN DUNCAN LLC
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President and Manager

Dated: February 29, 2008	DD SECURITIES LLC
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President and Manager

Dated: February 29, 2008	ENTERPRISE PRODUCTS OPERATING LLC By: Enterprise Products OLPGP, Inc., its sole manager
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President

Dated: February 29, 2008	ENTERPRISE PRODUCTS OLPGP, INC.
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President

Dated: February 29, 2008	ENTERPRISE PRODUCTS PARTNERS L.P. By: Enterprise Products GP, LLC, its general partner
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President

Dated: February 29, 2008	ENTERPRISE PRODUCTS GP, LLC
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President

Dated: February 29, 2008	EPE HOLDINGS, LLC, its General Partner
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President

Dated: February 29, 2008	ENTERPRISE GP HOLDINGS L.P. By: EPE HOLDINGS, LLC, its General Partner
	By:	/s/ W. Randall Fowler
W. Randall Fowler
Executive Vice President